Exhibit 99.1

Dime Community Bancshares, Inc. Reports Strong Second Quarter 2022 Results With
Net Income Available to Common Stockholders Increasing By 12% Versus the Prior Quarter

Robust Quarterly Loan Originations of $902 Million Drive Broad-Based Loan Growth Across All Major Loan Categories

Net Interest Margin Expands by 10 Basis Points Versus the Prior Quarter

Hauppauge, NY, July 29, 2022 (GLOBE NEWSWIRE) -- Dime Community Bancshares, Inc. (NASDAQ: DCOM) (the “Company” or “Dime”), the parent company of Dime Community Bank (the “Bank”), today reported net income available to common stockholders of $36.7 million for the quarter ended June 30, 2022, or $0.94 per diluted common share, compared to $32.7 million, or $0.82 per diluted common share, for the quarter ended March 31, 2022, and $49.5 million or $1.19 per diluted common share, for the quarter ended June 30, 2021.

Adjusted net income available to common stockholders (non-GAAP) totaled $39.3 million for the quarter ended June 30, 2022, or $1.01 per diluted share. Adjusted net income available to common stockholders for the quarter ended June 30, 2022 included $2.9 million of aggregate pre-tax adjustments related to loss on extinguishment of debt and severance expense (see “Non-GAAP Reconciliation” tables at the end of this news release).

Kevin M. O’Connor, Chief Executive Officer (“CEO”) of the Company, stated, “During the second quarter, we experienced record core loan growth of over $400 million driven by robust originations. The high level of non-interest-bearing deposits on our balance sheet allowed us to keep our deposit costs at low levels, and contributed to net interest margin expansion. In addition, we saw a rebound in non-interest income as customer-related loan swap revenue picked up. We continue to prioritize prudent expense management as demonstrated by a core efficiency ratio of 48% on a year-to-date basis.”

“In addition to producing strong financial returns with year-to-date return on assets of approximately 1.2%, I am extremely proud of our employee base for their unwavering focus on being the premier community-based business bank on Greater Long Island. In this regard, I am extremely proud that we recently received an overall Outstanding Community Reinvestment Act (“CRA”) rating from the Federal Reserve Bank of New York.”

Highlights for the Second Quarter of 2022 Included:

●	Total loans held for investment, net, excluding Paycheck Protection Program (“PPP”) loans, increased by 18% on an annualized basis versus the linked quarter;
●	The net interest margin expanded by 10 basis points versus the linked quarter;
●	The cost of deposits remained well-controlled, increasing by only 5 basis points versus the linked quarter;
●	Non-interest income increased to $12.1 million in the second quarter, compared to $7.2 million for the first quarter. The increase in non-interest income was due to an increase in customer-related loan swap income, SBA gain on sale revenue and BOLI income;
●	Credit quality continues to be strong with non-performing assets and loans 90 days past due and accruing remaining stable and representing only 0.30% of total assets as of June 30, 2022;
●	The Company repurchased 717,644 shares of its common stock, which represented approximately 1.8% of shares outstanding at the beginning of the period, at a weighted average price of $31.91 per share; and
●	The Company completed an issuance of $160.0 million of fixed-to-floating rate subordinated notes in the second quarter. Proceeds were used to redeem two legacy tranches of subordinated debt totaling $155.0 million.

Management’s Discussion of Quarterly Operating Results

Net Interest Income

Net interest income for the second quarter of 2022 was $93.5 million compared to $89.1 million for the first quarter of 2022 and $93.3 million for the second quarter of 2021.

The table below provides a reconciliation of the reported net interest margin (“NIM”) and the adjusted NIM excluding the impact of purchase accounting accretion on the loan portfolio.

(Dollars in thousands)	Q2 2022	Q1 2022	Q2 2021
Net interest income	$93,512	$89,109	$93,254
Less: Purchase accounting accretion on loans ("PAA")	117	(50)	(1,925)
Adjusted net interest income excluding PAA on loans (non-GAAP)	$93,629	$89,059	$91,329

Average interest-earning assets	$11,412,350	$11,333,805	$11,990,108

NIM (1)	3.29%	3.19%	3.12%
Adjusted NIM excluding PAA on loans (non-GAAP) (2)	3.29%	3.19%	3.06%

(1)	NIM represents net interest income divided by average interest-earning assets.
(2)	Adjusted NIM excluding PAA on loans represents adjusted net interest income, which excludes net interest income on PAA loans divided by average interest-earning assets.

Loan Portfolio

The ending weighted average rate (“WAR”)(1) on the total loan portfolio was 3.94% at June 30, 2022, an 18 basis point increase compared to the ending WAR on the total loan portfolio at March 31, 2022. Excluding the impact of PPP loans, the WAR on the loan portfolio was 3.95% at June 30, 2022, compared to 3.77% at March 31, 2022.

Outlined below are loan balances and WARs for the period ended as indicated.

	June 30, 2022		March 31, 2022		June 30, 2021
($ in thousands)	Balance	WAR	Balance	WAR	Balance	WAR
Loans held for investment balances at period end:
Commercial and industrial ("C&I")	$941,944	4.97%	$888,056	4.19%	$878,331	4.15%
Owner-occupied commercial real estate	1,043,184	4.20	1,016,804	4.04	983,618	4.24
Business loans	1,985,128	4.57	1,904,860	4.11	1,861,949	4.20
One-to-four family residential, including condominium and cooperative apartment	691,586	3.60	669,099	3.53	704,489	3.73
Multifamily residential and residential mixed-use (2)(3)	3,654,164	3.62	3,371,267	3.56	3,503,205	3.59
Non-owner-occupied commercial real estate	3,048,188	3.89	2,930,114	3.73	2,699,082	3.69
Acquisition, development, and construction	252,108	5.41	329,349	4.63	290,462	4.73
Other loans	10,789	7.16	12,207	6.52	21,906	4.98
Loans held for investment, excluding PPP loans	9,641,963	3.95	9,216,896	3.77	9,081,093	3.79
PPP loans	18,944	1.00	32,953	1.00	465,538	1.00
Total loans held for investment, including PPP loans	$9,660,907	3.94%	$9,249,849	3.76%	$9,546,631	3.66%

(1)    Weighted average rate is calculated by aggregating interest based on the current loan rate from each loan in the category, adjusted for non-accrual loans, divided by the total amount of loans in the category.

(2)    Includes loans underlying multifamily cooperatives.

(3)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

Outlined below are the loan originations, excluding PPP loans, for the quarter ended as indicated.

($ in millions)	Q2 2022	Q1 2022	Q2 2021
Loan originations, excluding PPP loans	$901.5	$480.4	$418.5

Deposits

Total deposits increased by $135.9 million on a linked quarter basis to $10.57 billion at June 30, 2022. The cost of deposits increased by 5 basis points on a linked quarter basis. CEO O’Connor stated, “Managing our cost of funds appropriately in the current rising rate environment is a firm-wide focus. Importantly, average non-interest-bearing deposits for the second quarter were up $283.3 million on a year-over-year basis to $3.94 billion.”

Non-Interest Income

Non-interest income was $12.1 million during the second quarter of 2022, $7.2 million during the first quarter of 2022, and $29.5 million during the second quarter of 2021. Included in non-interest income for the second quarter of 2022 was $2.2 million of income related to mortality proceeds from a death claim. Excluding a $20.7 million gain on sale of PPP loans during the second quarter of 2021, adjusted non-interest income was $8.8 million during the second quarter of 2021 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Non-Interest Expense

Total non-interest expense was $51.8 million during the second quarter of 2022, $49.9 million during the first quarter of 2022, and $54.9 million during the second quarter of 2021. Excluding the impact of loss on extinguishment of debt, severance expense, and amortization of other intangible assets, adjusted non-interest expense was $48.5 million during the second quarter of 2022. Excluding the impact of amortization of other intangible assets, adjusted non-interest expense was $49.3 million during the first quarter of 2022. Excluding the impact of merger expenses and transaction costs, branch restructuring, severance expense, loss on extinguishment of debt, and amortization of other intangible assets, adjusted non-interest expense was $48.5 million during the second quarter of 2021 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The ratio of non-interest expense to average assets was 1.71% during the second quarter of 2022, compared to 1.64% during the linked quarter and 1.72% for the second quarter of 2021. Excluding the impact of merger expenses and transaction costs, branch restructuring, severance expense, loss on extinguishment of debt, and amortization of other intangible assets, the ratio of adjusted non-interest expense to average assets was 1.60% during the second quarter of 2022, compared to 1.62% during the linked quarter and 1.52% for the second quarter of 2021 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The efficiency ratio was 49.1% during the second quarter of 2022, compared to 51.8% during the linked quarter and 44.7% during the second quarter of 2021. Excluding the impact of merger expenses and transaction costs, branch restructuring, severance expense, loss on extinguishment of debt, amortization of other intangible assets, and gain on sale of PPP loans, the adjusted efficiency ratio was 45.9% during the second quarter of 2022, compared to 51.2% during the linked quarter and 47.5% during the second quarter of 2021 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Income Tax Expense

The reported effective tax rate for the second quarter of 2022 was 28.4%, compared to 28.1% for the first quarter of 2022, and 28.9% for the second quarter of 2021.

Credit Quality

Non-performing loans at June 30, 2022 were $36.3 million, or 0.38% of total loans.

A credit loss provision of $44 thousand was recorded during the second quarter of 2022, compared to a credit loss recovery of $1.6 million during the first quarter of 2022, and a credit loss recovery of $4.2 million during the second quarter of 2021. The credit loss provision was associated with growth in the loan portfolio offset by a reduction in reserves on the existing loan portfolio.

The allowance for credit losses as a percentage of total loans was 0.82% at June 30, 2022 as compared to 0.86% at March 31, 2022 and 0.97% at June 30, 2021.

Capital Management

The Company’s and the Bank’s regulatory capital ratios continued to be in excess of all applicable regulatory requirements.

CEO O’Connor commented, “During the second quarter, we continued to execute on our share repurchase program and we repurchased $22.9 million of common stock. Our regulatory capital ratios, which exclude the impact of accumulated other comprehensive loss component of stockholders’ equity, continue to be very strong. Our strong balance sheet and internal stress testing analyses continue to provide support for future capital return to shareholders.”

Dividends per common share were $0.24 during the second quarter of 2022.

Book value per common share was $26.41 at June 30, 2022 compared to $26.32 at March 31, 2022. Tangible common book value per share (which represents common equity less goodwill and other intangible assets, divided by number of shares outstanding) was $22.20 at June 30, 2022 compared to $22.18 at March 31, 2022 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Earnings Call Information

The Company will conduct a conference call at 8:30 a.m. (ET) on July 29, 2022, during which CEO O’Connor will discuss the Company’s second quarter 2022 financial performance, with a question-and-answer session to follow.

The conference call will be simultaneously webcast (listen only) and archived for a period of one year at https://events.q4inc.com/attendee/191814872.

Conference Call Details:

Dial-in for Live Call:

United States: 1-844-200-6205

International:+1-929-526-1599

Access code:414481

Telephone Replay:

A recording will be available until Friday, August 12, 2022.

United States: 1-866-813-9403

International:+44-204-525-0658

Access code: 280675

ABOUT DIME COMMUNITY BANCSHARES, INC.

Dime Community Bancshares, Inc. is the holding company for Dime Community Bank, a New York State-chartered trust company with over $12.3 billion in assets and the number one deposit market share among community banks on Greater Long Island(1).

(1) Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks less than $20 billion in assets.

This news release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may be identified by use of words such as “annualized," “anticipate," "believe," “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. Factors that could affect our results include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins; changes in deposit flows, loan demand or real estate values may adversely affect the business of the Company; changes in the quality and composition of the Company’s loan or investment portfolios or unanticipated or significant increases in loan losses may negatively affect the Company’s financial condition or results of operations; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general economic conditions, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; there may be failures or breaches of information technology security systems; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; and litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. Further, given its ongoing and dynamic nature, it is difficult to predict what effects the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, result in a decline in demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch closures, work stoppages and unavailability of personnel; and increased cybersecurity risks, as employees work remotely. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and updates set forth in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contact: Avinash Reddy
Senior Executive Vice President – Chief Financial Officer
718-782-6200 extension 5909

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands)

	June 30,	March 31,	December 31,
	2022	2022	2021
Assets:
Cash and due from banks	$281,487	$432,994	$393,722
Securities available-for-sale, at fair value	1,007,757	1,277,036	1,563,711
Securities held-to-maturity	579,965	383,922	179,309
Loans held for sale	530	17,053	5,493
Loans held for investment, net:
C&I	941,944	888,056	867,542
Owner-occupied commercial real estate	1,043,184	1,016,804	1,030,240
Total business loans	1,985,128	1,904,860	1,897,782
One-to-four family and cooperative/condominium apartment	691,586	669,099	669,282
Multifamily residential and residential mixed-use (1)(2)	3,654,164	3,371,267	3,356,346
Non-owner-occupied commercial real estate	3,048,188	2,930,114	2,915,708
Acquisition, development, and construction	252,108	329,349	322,628
Small Business Administration ("SBA") Paycheck Protection Program ("PPP") loans	18,944	32,953	66,017
Other loans	10,789	12,207	16,898
Allowance for credit losses	(79,426)	(79,615)	(83,853)
Total loans held for investment, net	9,581,481	9,170,234	9,160,808
Premises and fixed assets, net	48,686	49,940	50,368
Premises held for sale	556	556	556
Restricted stock	42,110	38,898	37,732
Bank Owned Life Insurance ("BOLI")	328,928	297,628	295,789
Goodwill	155,797	155,797	155,797
Other intangible assets	7,346	7,776	8,362
Operating lease assets	59,511	61,467	64,258
Derivative assets	106,917	71,826	45,086
Accrued interest receivable	38,382	38,456	40,149
Other assets	107,632	74,662	65,224
Total assets	$12,347,085	$12,078,245	$12,066,364
Liabilities:
Non-interest-bearing checking	$3,839,724	$3,953,627	$3,920,423
Interest-bearing checking	870,974	902,360	905,717
Savings	2,011,609	1,376,092	1,158,040
Money market	2,884,382	3,416,249	3,621,552
Certificates of deposit	959,312	781,775	853,242
Total deposits	10,566,001	10,430,103	10,458,974
FHLBNY advances	100,000	50,000	25,000
Other short-term borrowings	2,162	2,853	1,862
Subordinated debt, net	200,327	197,050	197,096
Derivative cash collateral	115,790	64,450	4,550
Operating lease liabilities	61,850	63,600	66,103
Derivative liabilities	93,420	60,586	40,728
Other liabilities	67,013	54,316	79,431
Total liabilities	11,206,563	10,922,958	10,873,744
Stockholders' equity:
Preferred stock, Series A	116,569	116,569	116,569
Common stock	416	416	416
Additional paid-in capital	495,266	494,969	494,125
Retained earnings	705,371	677,990	654,726
Accumulated other comprehensive loss, net of deferred taxes	(69,950)	(49,380)	(6,181)
Unearned equity awards	(10,260)	(10,562)	(7,842)
Treasury stock, at cost	(96,890)	(74,715)	(59,193)
Total stockholders' equity	1,140,522	1,155,287	1,192,620
Total liabilities and stockholders' equity	$12,347,085	$12,078,245	$12,066,364

(1)     Includes loans underlying multifamily cooperatives.

(2)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except share and per share amounts)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Interest income:
Loans	$93,102	$86,420	$94,288	$179,522	$175,670
Securities	7,067	7,131	5,127	14,198	9,507
Other short-term investments	741	368	986	1,109	1,979
Total interest income	100,910	93,919	100,401	194,829	187,156
Interest expense:
Deposits and escrow	3,731	2,531	4,803	6,262	10,101
Borrowed funds	3,573	2,278	2,344	5,851	5,960
Derivative cash collateral	94	1	—	95	—
Total interest expense	7,398	4,810	7,147	12,208	16,061
Net interest income	93,512	89,109	93,254	182,621	171,095
Provision (credit) for credit losses	44	(1,592)	(4,248)	(1,548)	11,531
Net interest income after provision (credit)	93,468	90,701	97,502	184,169	159,564
Non-interest income:
Service charges and other fees	4,337	4,058	3,876	8,395	6,796
Title fees	683	421	688	1,104	1,121
Loan level derivative income	1,685	6	559	1,691	2,351
BOLI income	4,143	1,839	1,593	5,982	2,932
Gain on sale of SBA loans	723	242	973	965	1,137
Gain on sale of PPP loans	—	—	20,697	—	20,697
Gain on sale of residential loans	191	148	506	339	1,229
Net gain on equity securities	—	—	—	—	131
Net gain on sale of securities and other assets	—	—	20	—	730
Loss on termination of derivatives	—	—	—	—	(16,505)
Other	362	489	632	851	1,542
Total non-interest income	12,124	7,203	29,544	19,327	22,161
Non-interest expense:
Salaries and employee benefits	28,454	30,834	27,598	59,288	52,417
Severance	2,193	—	1,875	2,193	1,875
Occupancy and equipment	7,396	7,584	8,122	14,980	15,099
Data processing costs	3,913	3,805	5,031	7,718	8,559
Marketing	1,515	1,295	788	2,810	1,648
Professional services	2,028	2,094	2,538	4,122	4,403
Federal deposit insurance premiums	1,150	1,150	934	2,300	1,873
Loss on extinguishment of debt	740	—	157	740	1,751
Curtailment loss	—	—	—	—	1,543
Merger expenses and transaction costs	—	—	1,836	—	39,778
Branch restructuring	—	—	1,659	—	1,659
Amortization of other intangible assets	430	586	835	1,016	1,192
Other	4,019	2,540	3,509	6,559	5,890
Total non-interest expense	51,838	49,888	54,882	101,726	137,687
Income before taxes	53,754	48,016	72,164	101,770	44,038
Income tax expense	15,269	13,485	20,886	28,754	13,794
Net income	38,485	34,531	51,278	73,016	30,244
Preferred stock dividends	1,822	1,821	1,822	3,643	3,643
Net income available to common stockholders	$36,663	$32,710	$49,456	$69,373	$26,601
Earnings per common share ("EPS"):
Basic	$0.94	$0.82	$1.19	$1.76	$0.70
Diluted	$0.94	$0.82	$1.19	$1.76	$0.70

Average common shares outstanding for diluted EPS	38,631,683	39,251,246	40,981,585	38,939,753	37,640,404

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands except per share amounts)

	At or For the Three Months Ended			At or For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Per Share Data:
Reported EPS (Diluted)	$0.94	$0.82	$1.19	$1.76	$0.70
Cash dividends paid per common share	0.24	0.24	0.24	0.48	0.48
Book value per common share	26.41	26.32	26.43	26.41	26.43
Tangible common book value per share (1)	22.20	22.18	22.41	22.20	22.41
Common shares outstanding	38,769	39,460	41,160	38,769	41,160
Dividend payout ratio	25.53%	29.27%	20.17%	27.27%	68.57%

Performance Ratios (Based upon Reported Net Income):
Return on average assets	1.27%	1.13%	1.61%	1.20%	0.45%
Return on average equity	13.44	11.53	17.22	12.47	4.79
Return on average tangible common equity (1)	17.08	14.44	22.02	15.73	6.49
Net interest margin	3.29	3.19	3.12	3.24	3.13
Non-interest expense to average assets	1.71	1.64	1.72	1.67	2.35
Efficiency ratio	49.1	51.8	44.7	50.4	71.2
Effective tax rate	28.41	28.08	28.94	28.25	31.32

Balance Sheet Data:
Average assets	$12,121,949	$12,199,721	$12,756,959	$12,160,620	$11,717,336
Average interest-earning assets	11,412,350	11,333,805	11,990,108	11,373,294	11,029,192
Average tangible common equity (1)	865,329	916,971	908,747	891,007	845,298
Loan-to-deposit ratio at end of period	91.4	88.7	86.3	91.4	86.3

Capital Ratios and Reserves - Consolidated: (3)
Tangible common equity to tangible assets (1)	7.07%	7.35%	7.36%
Tangible equity to tangible assets (1)	8.02	8.32	8.29
Tier 1 common equity ratio	9.28	9.56	10.06
Tier 1 risk-based capital ratio	10.44	10.76	11.34
Total risk-based capital ratio	13.26	13.48	14.45
Tier 1 leverage ratio	8.71	8.65	8.24
CRE consolidated concentration ratio (2)	534	519	506
Allowance for credit losses/ Total loans	0.82	0.86	0.97
Allowance for credit losses/ Non-performing loans	218.80	221.39	327.94

(1)    See "Non-GAAP Reconciliation" tables for reconciliation of tangible equity, tangible common equity, and tangible assets.

(2)    The CRE concentration ratio is calculated using the sum of commercial real estate, excluding owner-occupied commercial real estate, multifamily, and acquisition, development, and construction, divided by consolidated capital. June 30, 2022 amounts are preliminary pending completion and filing of the Company’s regulatory reports.

(3)	June 30, 2022 amounts are preliminary pending completion and filing of the Company’s regulatory reports.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED AVERAGE BALANCES AND NET INTEREST INCOME

(Dollars in thousands)

	Three Months Ended
	June 30, 2022			March 31, 2022			June 30, 2021
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Real estate loans	$8,532,979	$81,454	3.83%	$8,296,732	$76,437	3.74%	$8,208,378	$75,083	3.67%
Commercial and industrial loans	935,813	11,503	4.93	916,090	9,786	4.33	2,163,837	18,805	3.49
Other loans	11,571	145	5.03	15,658	197	5.10	23,147	400	6.93
Securities	1,695,702	7,067	1.67	1,726,189	7,131	1.68	1,137,961	5,127	1.81
Other short-term investments	236,285	741	1.26	379,136	368	0.39	456,785	986	0.87
Total interest-earning assets	11,412,350	100,910	3.55%	11,333,805	93,919	3.36%	11,990,108	100,401	3.36%
Non-interest-earning assets	709,599			865,916			766,851
Total assets	$12,121,949			$12,199,721			$12,756,959

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing checking	$858,402	$604	0.28%	$870,889	$367	0.17%	$1,067,043	$501	0.19%
Money market	3,148,472	1,240	0.16	3,632,438	973	0.11	3,712,344	1,941	0.21
Savings	1,509,776	859	0.23	1,256,701	207	0.07	1,189,460	212	0.07
Certificates of deposit	827,286	1,028	0.50	824,883	984	0.48	1,421,480	2,149	0.61
Total interest-bearing deposits	6,343,936	3,731	0.24	6,584,911	2,531	0.16	7,390,327	4,803	0.26
FHLBNY advances	79,176	172	0.87	33,889	77	0.92	145,324	132	0.36
Subordinated debt, net	273,470	3,309	4.85	197,080	2,201	4.53	197,218	2,211	4.50
Other short-term borrowings	54,229	92	0.68	2,459	—	—	5,514	1	0.07
Total borrowings	406,875	3,573	3.52	233,428	2,278	3.96	348,056	2,344	2.70
Derivative cash collateral	98,995	94	0.38	14,335	1	—	2,353	—	—
Total interest-bearing liabilities	6,849,806	7,398	0.43%	6,832,674	4,810	0.29%	7,740,736	7,147	0.37%
Non-interest-bearing checking	3,935,765			3,979,741			3,652,482
Other non-interest-bearing liabilities	191,066			189,843			172,678
Total liabilities	10,976,637			11,002,258			11,565,896
Stockholders' equity	1,145,312			1,197,463			1,191,063
Total liabilities and stockholders' equity	$12,121,949			$12,199,721			$12,756,959
Net interest income		$93,512			$89,109			$93,254
Net interest rate spread			3.12%			3.07%			2.99%
Net interest margin			3.29%			3.19%			3.12%
Deposits (including non-interest-bearing checking accounts)	$10,279,701	$3,731	0.15%	$10,564,652	$2,531	0.10%	$11,042,809	$4,803	0.17%

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SCHEDULE OF NON-PERFORMING ASSETS

(Dollars in thousands)

	At or For the Three Months Ended
	June 30,	March 31,	June 30,
Asset Quality Detail	2022	2022	2021
Non-performing loans ("NPLs") (1)
One-to-four family residential, including condominium and cooperative apartment	$3,128	$5,241	$4,933
Multifamily residential and residential mixed-use	—	—	—
Commercial real estate	5,020	4,972	9,152
Acquisition, development, and construction	657	665	—
C&I	27,365	25,000	14,109
Other	131	84	92
Total Non-accrual loans	$36,301	$35,962	$28,286
Total Non-performing assets ("NPAs")	$36,301	$35,962	$28,286

Loans 90 days delinquent and accruing ("90+ Delinquent")
One-to-four family residential, including condominium and cooperative apartment	$341	$341	$5,065
Multifamily residential and residential mixed-use	—	—	157
Commercial real estate	—	—	—
Acquisition, development, and construction	—	—	—
C&I	24	839	1,487
Other	—	—	—
90+ Delinquent	$365	$1,180	$6,709

NPAs and 90+ Delinquent	$36,666	$37,142	$34,995

NPAs and 90+ Delinquent / Total assets	0.30%	0.31%	0.29%
Net charge-offs (recoveries) ("NCOs")	$555	$2,583	$918
NCOs / Average loans (1)	0.02%	0.11%	0.04%

(1)	Calculated based on annualized NCOs to average loans, excluding loans held for sale.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(Dollars in thousands except per share amounts)

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP measures. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provide investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude pre-tax income and expenses associated with the Company’s merger with Bridge, as well as branch restructuring, gain on sale of PPP loans, severance, and loss on extinguishment of debt:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Reconciliation of Reported and Adjusted (non-GAAP) Net Income Available to Common Stockholders
Reported net income available to common stockholders	$36,663	$32,710	$49,456	$69,373	$26,601
Adjustments to net income (1):
Provision for credit losses - Non-PCD loans (double-count)	—	—	—	—	20,278
Gain on sale of PPP loans	—	—	(20,697)	—	(20,697)
Net gain on sale of securities and other assets	—	—	—	—	(710)
Loss on termination of derivatives	—	—	—	—	16,505
Severance	2,193	—	1,875	2,193	1,875
Loss on extinguishment of debt	740	—	157	740	1,751
Curtailment loss	—	—	—	—	1,543
Merger expenses and transaction costs (2)	—	—	1,836	—	39,778
Branch restructuring	—	—	1,659	—	1,659
Income tax effect of adjustments and other tax adjustments	(295)	—	4,852	(295)	(16,996)
Adjusted net income available to common stockholders (non-GAAP)	$39,301	$32,710	$39,138	$72,011	$71,587

Adjusted Ratios (Based upon non-GAAP as calculated above)
Adjusted EPS (Diluted)	$1.01	$0.82	$0.94	$1.83	$1.88
Adjusted return on average assets	1.36%	1.13%	1.28%	1.24%	1.28%
Adjusted return on average equity	14.36	11.53	13.76	12.92	13.55
Adjusted return on average tangible common equity	18.30	14.44	17.48	16.32	17.13
Adjusted non-interest expense to average assets	1.60	1.62	1.52	1.61	1.53
Adjusted efficiency ratio	45.9	51.2	47.5	48.4	47.7

(1)    Adjustments to net income are taxed at the Company's statutory tax rate of approximately 31% unless otherwise noted.

(2)    Certain merger expenses and transaction costs are non-taxable expense.

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Operating expense as a % of average assets - as reported	1.71%	1.64%	1.72%	1.67%	2.35%
Loss on extinguishment of debt	(0.03)	—	—	(0.01)	(0.03)
Curtailment loss	—	—	—	—	(0.03)
Severance	(0.07)	—	(0.06)	(0.03)	(0.03)
Merger expenses and transaction costs	—	—	(0.06)	—	(0.68)
Branch restructuring	—	—	(0.05)	—	(0.03)
Amortization of other intangible assets	(0.01)	(0.02)	(0.03)	(0.02)	(0.02)
Adjusted operating expense as a % of average assets (non-GAAP)	1.60	1.62	1.52	1.61	1.53

The following table presents a reconciliation of efficiency ratio (non-GAAP) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Efficiency ratio - as reported (non-GAAP) (1)	49.1%	51.8%	44.7%	50.4%	71.2%
Non-interest expense - as reported	$51,838	$49,888	$54,882	$101,726	$137,687
Less: Severance	(2,193)	—	(1,875)	(2,193)	(1,875)
Less: Merger expenses and transaction costs	—	—	(1,836)	—	(39,778)
Less: Branch restructuring	—	—	(1,659)	—	(1,659)
Less: Loss on extinguishment of debt	(740)	—	(157)	(740)	(1,751)
Less: Curtailment loss	—	—	—	—	(1,543)
Less: Amortization of other intangible assets	(430)	(586)	(835)	(1,016)	(1,192)
Adjusted non-interest expense (non-GAAP)	$48,475	$49,302	$48,520	$97,777	$89,889
Net interest income - as reported	$93,512	$89,109	$93,254	$182,621	$171,095
Non-interest income - as reported	$12,124	$7,203	$29,544	$19,327	$22,161
Less: Gain on sale of PPP loans	—	—	(20,697)	—	(20,697)
Less: Net gain on sale of securities and other assets	—	—	—	—	(710)
Less: Loss on termination of derivatives	—	—	—	—	16,505
Adjusted non-interest income (non-GAAP)	$12,124	$7,203	$8,847	$19,327	$17,259
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$105,636	$96,312	$102,101	$201,948	$188,354
Adjusted efficiency ratio (non-GAAP) (2)	45.9%	51.2%	47.5%	48.4%	47.7%

(1)	The reported efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest income.
(2)	The adjusted efficiency ratio is a non-GAAP measure calculated by dividing adjusted non-interest expense by the sum of GAAP net interest income and adjusted non-interest income.

The following table presents the tangible common equity to tangible assets, tangible equity to tangible assets, and tangible common book value per share calculations (non-GAAP):

	June 30,	March 31,	June 30,
	2022	2022	2021
Reconciliation of Tangible Assets:
Total assets	$12,347,085	$12,078,245	$12,703,685
Less:
Goodwill	(155,797)	(155,797)	(155,339)
Other intangible assets	(7,346)	(7,776)	(9,792)
Tangible assets (non-GAAP)	$12,183,942	$11,914,672	$12,538,554

Reconciliation of Tangible Common Equity - Consolidated:
Total stockholders' equity	$1,140,522	$1,155,287	$1,204,276
Less:
Goodwill	(155,797)	(155,797)	(155,339)
Other intangible assets	(7,346)	(7,776)	(9,792)
Tangible equity (non-GAAP)	977,379	991,714	1,039,145
Less:
Preferred stock, net	(116,569)	(116,569)	(116,569)
Tangible common equity (non-GAAP)	$860,810	$875,145	$922,576

Common shares outstanding	38,769	39,460	41,160

Tangible common equity to tangible assets (non-GAAP)	7.07%	7.35%	7.36%
Tangible equity to tangible assets (non-GAAP)	8.02	8.32	8.29

Book value per share	$26.41	$26.32	$26.43
Tangible common book value per share (non-GAAP)	22.20	22.18	22.41